Report on Form 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549





                                 FORM 8-K



                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)	            May 13, 1998
                                                             ------------



                         FORSTMANN & COMPANY, INC.
             (Exact Name of Registrant as Specified in Charter)


           	GEORGIA			              1-9474			                58-1651326
  	(State or other jurisdiction			(Commission			           (IRS Employer
       	of incorporation)			       File Number)		          	Identification No.)


               1155 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK  10036
                 (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code		(212) 642-6900
                                                    ---------------

Item 5.	Other Events.

		On May 13, 1998, the Registrant's recently-formed, wholly-owned subsidiary,
Forstmann Apparel, Inc. ("Forstmann Apparel"), acquired the business and substantially all of the assets of Arenzano Trading Co., Inc. ("Arenzano"), a manufacturer of women's suits primarily under the "Oleg Casini" label.
Arenzano had instituted voluntary bankruptcy proceedings in April 1998.
Forstmann Apparel's purchase was made pursuant to an order signed by United
States Bankruptcy Judge Burton R. Lifland, dated May 8, 1998, in the cases entitled, In re Arenzano Trading Company, Inc. and In re B&B Corporation,
          ------------------------------------     ---------------------
Case Nos. 98 B 42508 and 98 B 42520 (BRL).  The purchase price paid by
Forstmann Apparel was $2,000,000, although the Registrant, as an unsecured creditor of Arenzano, is expected to receive a distribution from the bankruptcy estate in the approximate amount of $275,000 out of the proceeds to the estate of the purchase.

		The assets of Arenzano acquired included (i) all of its inventories of finished goods and piece goods (other than certain finished goods on consignment and returned goods), including work-in-progress located at the factories of Arenzano's suppliers and subcontractors, (ii) all customer orders and customer lists, (iii) all patterns, samples, shipping materials, advertising materials and all office, cutting, sewing, sample room and other equipment (other than certain computers, machinery, furniture and equipment located in Florida) and (iv) all trademarks, trade names and license agreements to which Arenzano was a party, including Arenzano's exclusive license to use the "Oleg Casini" name.  The acquired assets did not include any of
Arenzano's cash or cash equivalents, accounts receivable or claims against third-parties.

		By virtue of this acquisition, the Registrant is expanding its business beyond the design, manufacture and marketing of woolen and worsted fabrics and assorted blends into apparel manufacturing.

                                   SIGNATURES


		Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             	FORSTMANN & COMPANY, INC.
                                              -------------------------
                                             	(Registrant)



Date:  May 26, 1998.		                     By /s/ Rodney J. Peckham
                                              ---------------------
                                        			   Rodney J. Peckham
                                              Executive Vice President
                                  				        and Principal Financial Officer